SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 17, 2009

Patriot National Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Connecticut	000-29599	06-1559137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bedford Street, Stamford, Connecticut  06901
(Address of principal executive offices)

(203) 324-7500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 7.01	Regulation FD Disclosure
Item 9.01	Exhibits and Financial Statements
SIGNATURES
EXHIBIT INDEX
Item 9.01	Exhibits and Financial Statements

Item 7.01	Regulation FD Disclosure

On June 17, 2009, at the Annual Meeting of Shareholders of Patriot National Bancorp, Inc. (the “Company”), the Company presented the attached presentation (included as Exhibit 99.1 hereto) containing certain information about the Company.  In addition, the Company confirmed that it is seeking additional capital in the estimated range of $30,000,000 or more and is presently in discussions with at least two private investors regarding such capitalization.

The Company also reported that at the Annual Meeting of Shareholders today, management and the outside directors were elected with at least 93% of the votes.

Disclaimer & Forward-Looking Statements

Statements in this document and the attached exhibit concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those identified from time to time in the Company’s filings with the Securities and Exchange Commission, press releases and other communications.

The Company intends any forward-looking statements to be covered by the Litigation Reform Act of 1995 and is including this statement for purposes of said safe harbor provisions. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances that occur after the date as of which such statements are made.

Item 9.01	Financial Statements and Exhibits
(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibit

Exhibit No.	Description
99.1	Text of slide presentation that Patriot National Bancorp, Inc. presented at its Annual Meeting of Shareholders on June 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.
Registrant

June 17, 2009	By: /s/ Roberrt F. O'Connell _____________________
Robert F. O'Connell
Senior Executive Vice President
and Chief Financial Officer